UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Gibraltar Court
Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share(1)	(1)	(1)

(1)
On January 23, 2026, the Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25 to delist the Class A Common Stock, par value $0.0001, of Luminar Technologies, Inc. (the “Common Stock”) from Nasdaq. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after the filing of the Form 25. The Common Stock previously began trading on the OTC Pink Limited Market on December 24, 2025 under the symbol “LAZRQ”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, Luminar Technologies, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on December 15, 2025 and December 31, 2025, thereby commencing chapter 11 cases (the “Chapter 11 Cases”). The Chapter 11 Cases are being jointly administered under Case No. 25-90807 (CML).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Sale of Luminar Semiconductor, Inc.

Following receipt of Bankruptcy Court approval in accordance with section 363 of the Bankruptcy Code, on February 2, 2026 (the “LSI Closing Date”), the Company completed the previously announced sale of all of the issued and outstanding shares of Luminar Semiconductor, Inc. (“LSI”) to Quantum Computing Inc. (“Quantum”), as contemplated by the Stock Purchase Agreement, dated December 15, 2025, by and among the Company, LSI and Quantum (the “LSI Stock Purchase Agreement”), for $110 million in cash subject to certain adjustments as contemplated by the LSI Stock Purchase Agreement (the “Closing Cash Consideration”). In accordance with the LSI Stock Purchase Agreement, (i) $11 million of the Closing Cash Consideration will be held in a post-closing escrow account for a period of twelve months, as Quantum’s sole recourse against the Company in the event of a breach of certain representations and warranties and for certain indemnification claims, (ii) the Company has agreed to refrain from competing with LSI and to refrain from soliciting LSI’s employees, customers, vendors, suppliers and other business partners (subject to limited exceptions) for a period of three years following the LSI Closing Date, and (iii) the Company and LSI have granted each other certain mutual non-exclusive licenses to respective intellectual property currently used in the other party’s business to ensure freedom to operate following the LSI Closing Date.

The foregoing description of the LSI Stock Purchase Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the LSI Stock Purchase Agreement, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1.

Sale of LiDAR Assets

As previously disclosed, on January 11, 2026, the Company and certain of its subsidiaries entered into a “stalking horse” asset purchase agreement (the “Stalking Horse Asset Purchase Agreement”) with Quantum, pursuant to which, subject to the terms and conditions set forth therein, Quantum agreed to acquire specified assets related to the Company’s LiDAR business and assume certain liabilities, subject to the Bankruptcy Court’s approval and absent any higher or otherwise better bid, for cash consideration of $22 million, subject to certain adjustments in accordance with the Stalking Horse Asset Purchase Agreement. On January 26, 2026, the Company held an auction pursuant to the bidding procedures approved by the Bankruptcy Court (the “Auction”). At the conclusion of the Auction, the Company determined (i) the bid submitted by MicroVision, Inc. (“MicroVision”) was the highest or otherwise best bid and designated MicroVision the successful bidder for the Company’s LiDAR assets (in general, such assets constituting the balance of the business of the Company not acquired under the LSI Stock Purchase Agreement) and (ii) the bid submitted by Quantum was the second highest or otherwise second best bid and designated Quantum the back-up bidder. Also on January 26, 2026, the Company and MicroVision entered into a Purchase Agreement (the “MicroVision Asset Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, MicroVision agreed to acquire specified assets related to the Company’s LiDAR business and assume certain liabilities, subject to the Bankruptcy Court’s approval, for cash consideration of $33 million, subject to certain adjustments as contemplated by the MicroVision Asset Purchase Agreement.

Following receipt of Bankruptcy Court approval in accordance with section 363 of the Bankruptcy Code, on February 3, 2026, the Company completed the sale to MicroVision as contemplated by the MicroVision Asset Purchase Agreement. On February 4, 2026, the Company delivered written notice to Quantum terminating the Stalking Horse Asset Purchase Agreement pursuant to the terms thereof and paid Quantum a break-up fee of $660,000 and reimbursed Quantum $500,000 for its reasonable, out-of-pocket and documented expenses, in connection with the termination of the Stalking Horse Asset Purchase Agreement.

The foregoing description of each of the Stalking Horse Asset Purchase Agreement and the MicroVision Asset Purchase Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of each of the Stalking Horse Asset Purchase Agreement and the MicroVision Asset Purchase Agreement, which are incorporated by reference to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3, respectively.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. In particular, the Company expects that its securityholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws, including the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including, without limitation, the Amended Plan and Disclosure Statement; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s liquidation, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s liquidation process or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions;  finalization of the Company’s annual and quarterly financial statements; risks relating to the delisting of the Common Stock from Nasdaq and trading of the Common Stock on the OTC Markets; the impact of litigation and regulatory proceedings; and other factors discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company is currently unable to prepare pro forma financial information reflecting the transactions described in Item 2.01 of this Current Report without unreasonable effort or expense and thus such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Exchange Act. As a debtor-in-possession under the Bankruptcy Code, the Company files monthly operating reports with the Bankruptcy Court, which reports include financial statements that are limited in scope and prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Company cautions investors and potential investors not to place undue reliance upon the information contained in the monthly operating reports, which are not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.

(d)	Exhibits

Exhibit Number	Description

10.1+
Stock Purchase Agreement, dated December 15, 2025, by and among Luminar Technologies, Inc., LSI Semiconductor, Inc. and Quantum Computing Inc. (incorporated by reference from Exhibit 10.1 to the Company Form 8-K/A filed with the SEC on December 15, 2025).

10.2+
Purchase Agreement, among Luminar Technologies, Inc., Quantum Computing Inc., and the seller affiliates party thereto, dated as of January 11, 2026 (incorporated by reference from Exhibit 10.1 to the Company Form 8-K filed with the SEC on January 12, 2026).

10.3+
Purchase Agreement by and between Luminar Technologies, Inc. and MicroVision, Inc., dated January 26, 2026 (incorporated by reference from Exhibit 10.1 to the Company Form 8-K filed with the SEC on January 28, 2026).

104	Cover page interactive data file formatted in Inline XBRL.

+ Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026	Luminar Technologies, Inc.

	By:	/s/ Alexander Fishkin
Name: Alexander Fishkin
Title: Chief Legal Officer